Exhibit 10.52

FIRST AMENDMENT TO CHAPTER 380, GRANT, AND DEVELOPMENT AGREEMENT

by and among

CITY OF MCKINNEY, TEXAS,

MCKINNEY ECONOMIC DEVELOPMENT CORPORATION,

MCKINNEY COMMUNITY DEVELOPMENT CORPORATION
as City Parties

and

VENU HOLDING CORPORATION,
SUCCESSOR-BY-NAME-CHANGE TO NOTES LIVE, INC.,

as Owner

Dated as of October 15, 2024

SUNSET AMPHITHEATER

MCKINNEY, TEXAS

FIRST AMENDMENT TO CHAPTER 380, GRANT, AND DEVELOPMENT AGREEMENT

THIS FIRST AMENDMENT TO CHAPTER 380, GRANT, AND DEVELOPMENT AGREEMENT (this “First Amendment”) is made and entered into effective as of October 15, 2024 by and among CITY OF MCKINNEY, TEXAS, a Texas home rule municipal corporation (“City”), MCKINNEY ECONOMIC DEVELOPMENT CORPORATION, a Type A, non-profit development corporation created and existing under the laws of the State of Texas (the “State”), including the Texas Development Corporation Act (“MEDC”), MCKINNEY COMMUNITY DEVELOPMENT CORPORATION, a Type B, non-profit development corporation created and existing under the laws of the State, including the Texas Development Corporation Act (“MCDC”) and VENU HOLDING CORPORATION, successor-by-name-change to Notes Live, Inc., a corporation organized under the laws of the State of Colorado (“Owner”). The City, MEDC and MCDC are sometimes collectively referred to as the “City Parties.” City Parties and Owner are sometimes collectively referred to herein as the “Parties” and individually as a “Party.”

WITNESSETH:

WHEREAS, the City Parties and Owner previously entered into a Chapter 380, Grant, and Development Agreement effective April 16, 2024 (the “Original Agreement”), concerning the development, construction, operation and maintenance of a new, first class, state-of-the-art amphitheater/outdoor entertainment venue facility and related project improvements thereon to promote economic development in the City by providing world-class concerts and live shows, as well as other entertainment and civic events;

WHEREAS, Owner desires to make certain changes to the Original Agreement as hereinafter set forth;

WHEREAS, the City Parties find that the amendments set forth herein promote the purposes of the Original Agreement;

Now, THEREFORE, in consideration of the premises, the City Parties and the Owner agree as follows:

ARTICLE I

AMENDMENTS TO ORIGINAL AGREEMENT

Section 1.1 Amendments.

(a) The Original Agreement is hereby amended by deleting Sections 3.3.1, 3.3.2, 8.1.2, 9.8.4(c), 15.1.1, 21.1, 21.8, 22.4(d), 23.1.1(e), and 23.2.1(f) in their entirety and inserting in their respective places the following:

3.3.1 Delivery of Possession. Owner shall acquire the Land from MEDC on or before the date that is thirty (30) days following Entitlement, as hereinafter defined (the “Closing Date”), for a purchase price of Thirty-Five Million and No/100 Dollars ($35,000,000.00) (the “Purchase Price”). On the Closing Date, and subject to the satisfaction of the closing conditions set forth herein, and the payment of the Purchase Price, MEDC shall deliver to Venu Holding Corporation or Sunset Ground at McKinney, LLC marketable title and exclusive possession, use and occupancy of the Land free of all tenancies and parties in possession subject only to (i) the Permitted Exceptions, as specifically described on Exhibit C, (ii) a covenant prohibiting the Land from being used for multi-family residential purposes, (iii) the rights and reservations of the MEDC under this Agreement, and (iv) if applicable, the Deed of Trust conveying a first-priority lien on the Land set forth in Section 3.3.2. Owner shall not conduct or caused to be conducted any land disturbance activities on the Land until after closing. The Parties expressly agree that the Declaration and Establishment of Covenants, Conditions, Restrictions and Grant of Easements by MEDC, record in Clerk’s File Nos. 20080207000147650, 20120820001026570 and 20130125000114540, Real Property Records, Collin County, Texas shall not constitute a Permitted Exception unless and until MEDC delivers to Owner an Estoppel Certificate Regarding Declaration in form and substance approved by Owner.

3.3.2 Payment of Purchase Price; Default. At closing, Owner shall have the option to pay the Purchase Price (i) in full, in cash, plus Owner’s closing costs under standard commercial transaction terms for property of a similar nature located in Collin County, Texas, or (ii) with Ten Million and No/100 Dollars ($10,000,000.00), plus Owner’s closing costs, paid in cash, and the remaining Twenty-Five Million and No/100 Dollars ($25,000,000.00) represented by a secured promissory note to MEDC in substantial conformance with the form of note attached hereto as Exhibit B (the “Note”), bearing no interest and subject to prepayment at any time with no penalty, and secured by a Deed of Trust in substantial conformance with the form of Deed of Trust attached hereto as Addendum 1 (the “Deed of Trust”) conveying a first-priority lien on the Land and guaranteed by the personal guaranties of J.W. Roth and Kevin O’Neil in substantial conformance with the form of Personal Guaranty attached hereto as Addendum 2 (each a “Personal Guaranty,” and, together, the “Personal Guaranties”). At its cost, Owner shall provide the MEDC with a Mortgagee’s Title Policy in the amount of the Note, insuring the MEDC’s lien/loan. If Owner exercises its right to pay the Purchase Price pursuant to option (ii), the Note shall be due and payable in full to MEDC thirty (30) days following the earlier of (x) Owner’s receipt of a Temporary Certificate of Occupancy (“TCO”) or (y) the occurrence of an Owner Default. Further, if payment option (ii) is exercised, until the $10,000,000.00 has been reimbursed to Owner or retained by MEDC following an Owner default pursuant to the Agreement, MEDC shall invest the $10,000,000.00 paid under option (ii) in a public fund investment pool, or other investment instrument in accordance with MEDC’s investment policies, which shall accrue interest at the Texpool rate of interest received by MEDC pursuant to such investment. As of the effective date of this First Amendment, the interest rate on the MEDC’s invested funds is 4.75%, All interest earned on the principal amount of such deposit (the “Accrued Interest”), from the date of such deposit until the earlier of (a) December 15, 2027, (b) the date the $10,000,000.00 has been reimbursed to Owner pursuant to the Agreement, and (c) the date the $10,000,000.00 has been retained by MEDC following an Owner Default pursuant to the Agreement, shall be paid by MEDC to Owner, by ACH or wire transfer, monthly, in arrears, on or before the tenth (10th) day of each month. Owner shall repay to MEDC the entirety of all Accrued Interest paid to Owner through a temporary adjustment to the Ticket Fee (as described in Section 12.3.2) revenue split pursuant to Section 9.8.2(b). Specifically, until such time as MEDC has received reimbursement for all Accrued Interest paid to Owner, the City, pursuant to Section 9.8.2(b), shall remit to MEDC $0.50 of each $1.00 Ticket Fee, retain for the City $0.10 of each $1.00 Ticket Fee, and remit to Owner the remaining $0.40 of each $1.00 Ticket Fee; provided, however, in the event Owner does not receive a TCO by June 30, 2026, the aforementioned adjustment to the Ticket Fee revenue split shall be further adjusted by the City, pursuant to Section 9.8.2(b), remitting to MEDC $0.60 of each $1.00 Ticket Fee, retaining for the City $0.10 of each $1.00 Ticket Fee, and remitting to Owner the remaining $0.30 of each $1.00 Ticket Fee from June 30, 2026, until such time as all Accrued Interest that accrued on and after June 30, 2026, is repaid to MEDC. From and after the date on which MEDC has received from such adjusted Ticket Fee distributions an amount equal to the aggregate Accrued Interest paid to Owner, the Ticket Fee revenues shall be split $0.90 per $1.00 Ticket Fee to Owner and $0.10 per $1.00 Ticket Fee to the City as set forth in Section 9.8.2(b).

8.1.2 Operator Agreement. Owner shall enter into a fully executed, binding contract or contracts with the Operator or, if more than one Operator, with each Operator (individually or collectively, the “Operator Agreement”) by December 15, 2024, a copy or copies of which shall be provided to City Parties (with redactions for trade secrets if mandated by a non-disclosure agreement between Owner and Operator) as soon as practicable thereafter. The Operator Agreement (and each of them, if more than one) shall expressly provide that the Operator Agreement and the Operator’s rights and responsibilities thereunder are subject to the terms of this Agreement.

9.8.4 (c) In addition to the above contributions, subject to the terms of this Agreement, MEDC shall reimburse Owner, within thirty (30) days of Owner’s receipt of a TCO, if such TCO is received within thirty-six (36) months from Entitlement, or within thirty (30) days of Owner’s receipt of a CO if a TCO is not received within thirty-six (36) months from Entitlement, all purchase monies previously paid by Owner to MEDC for the Land, up to the Purchase Price, and, in the event Owner paid the Purchase Price through a combination of cash, the Note, the Deed of Trust, and the Personal Guaranties in accordance with Section 3.3.2, MEDC shall release Owner and guarantors from their respective obligations under the Note, the Deed of Trust, and the Personal Guaranties.

15.1.1 The Project Improvements During the Term; Upon Termination of the Term. Upon Owner’s payment of the Purchase Price, and except as may otherwise be set forth in the Note, Deed of Trust and/or Personal Guaranties, all construction materials, consumables, improvements, repairs, alterations and all other property attached or otherwise installed as fixture on or in the Complex Site, or that shall be incorporated into and constitute the Project Improvements to be constructed on the Complex Site shall, immediately upon the completion of their installation, become part of the Complex Site, and shall be deemed owned by Owner, and title to all of such Project Improvements shall be and remain in Owner (or Affiliates or other parties over whom Owner maintains legal and operational control).

21.1 Assignment. Owner hereby acknowledges that City Parties have entered into this Agreement because of Owner’s financial strength, goodwill, ability and expertise and that, accordingly, this Agreement is one which is personal to Owner, and Owner agrees for itself and its successors and assigns in interest hereunder that it shall not, during the Term of this Agreement, relinquish control of the Complex Site, the Project Improvements, the Property generally, subject only to the rights granted to the Operator under the terms of the Operating Agreement, or Sunset Ground at McKinney, LLC. As used in this Section 21.1, the term “control” shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of the Complex Site or Sunset Ground at McKinney, LLC. Any assignment, sale, transfer, conveyance, mortgage, pledge encumbrance or other transfer in contravention of the foregoing agreement (each a “Transfer”) without the prior written Approval of City, shall not be permitted hereunder and shall constitute an Event of Default. In no event shall the City Parties have any control or discretion over the financing or ownership structure utilized by Owner, provided Owner maintains operational control of the Complex as provided herein above; provided, however, upon City’s reasonable, written request, Owner shall provide City with evidence reasonably satisfactory to the City that Owner maintains operational control of the Complex.

21.8 General Provisions. Owner shall, in connection with any assignment, conveyance, or lease, upon the written request of City, provide Notice to City of the name, legal composition and address of any assignee or grantee. In addition, upon the written. request of City, Owner shall provide City with a description of the nature of the assignee’s or grantee’s business to be carried on in the Complex Site. In no event, however, shall Owner be required to provide City with a copy of any assignment agreement, deed, or lease. Each such lease (including each Capital Lease) shall expressly provide that the rights and obligations thereunder are subject to the terms of this Agreement.

22.4 City Parties Covenants. (d) Subject to Owner’s satisfaction of all conditions precedent to the sale of the Land, including Owner’s payment of the Purchase Price, the MEDC covenants that it shall execute and deliver to Owner at closing a special warranty deed and such other customary closing documents as may be reasonably required by Owner’s title or escrow agent to vest in Owner fee simple title to the Land, insurable subject only to the Permitted Exceptions, the restrictive covenant regarding multi-family residential uses, the rights and reservations of the MEDC under this Agreement, and, if applicable, the Deed of Trust and first-priority lien on the Land set forth in Section 3.3.2.

23.1.1 Owner Default. (e) The failure of Owner to keep, observe or perform any of the terms, covenants or agreements contained in this Agreement, the Deed of Trust, or the Development Documents on Owner’s part to be kept, performed or observed (other than those referred to in clauses (a)-(d) above and (f) below) if: (1) such failure is not remedied by Owner (a) in the case of a monetary default, within ten (10) days after Notice from a City Party to Owner of such default and (b) in the case of a non-monetary default, thirty (30) days after Notice from a City Party to Owner of such default, or (2) in the case of any such default that cannot with due diligence and good faith be cured within ten (10) days (with respect to a monetary default) or thirty (30) days with respect to a non-monetary default, Owner fails to commence to cure such default within ten (10) or thirty (30) days, as applicable, after Notice from a City Party to Owner of such default, or Owner fails to prosecute diligently the cure of such default to completion within such additional period as may be reasonably required to cure such default with diligence and in good faith; it being intended that, in connection with any such default which is not susceptible of being cured with due diligence and in good faith within such ten (10) or thirty (30) day time period, as applicable, but is otherwise reasonably susceptible of cure, the time within which Owner is required to cure such default shall be extended for such additional period as may be necessary for the curing thereof with due diligence and in good faith; provided, however, that if such default is not cured within one hundred eighty (180) days after Notice from a City Party of such default, (notwithstanding Owner’s diligent prosecution of curative efforts), then such failure shall constitute an Event of Default under this Agreement; or

23.2.1 City Parties’ Remedies. (f) In the event of an Owner Default pursuant to Section 23.1.1(f), City Parties may terminate this Agreement by providing written Notice to Owner and Owner shall not be entitled to receive any additional City Party contributions or incentives set forth in Section 9.8. If an Owner Default pursuant to Section 23.1.1(f) occurs after Owner has purchased the Land from MEDC but prior to the time MEDC has reimbursed Owner pursuant to Section 9.8.4(c), MEDC shall retain the Purchase Price, including any amount of the Purchase Price already paid to MEDC, and may exercise any remedies provided by the Deed of Trust, Development Documents, or applicable law.

(b) Article IX of the Original Agreement is hereby amended by adding the following as Section 9.1.3 and Section 9.1.4:

9.1.3 Eminent Domain for Public Infrastructure. Owner shall use all reasonable efforts to acquire, by negotiated purchase, right-of-way or easements located offsite of the Complex and required under the traffic study and Article IX with respect to the installation of qualified public infrastructure for the Complex. If acquired by Owner, such right-of-way or easements shall be purchased in the name of, or subsequently transferred to, the City for the public purposes contemplated herein. In the event Owner is unable to acquire the needed right-of-way or easements by negotiated purchase on or before February 1, 2025, the City will cooperate with the Owner, at the sole cost and expense of Owner, including attorneys’ fees, to acquire the needed right-of-way or easements including, but not limited to, the exercise by the City of its power of eminent domain. The determination of a public purpose and any decision to exercise such power is, however, within the sole discretion of the City. Notwithstanding anything in this Agreement to the contrary, in the event that lawful possession in eminent domain of less than all of the needed right-of-way and easements is obtained by the City by October 31, 2025, completion of the referenced public infrastructure by Owner shall not be a condition precedent to issuance of a Temporary Certificate of Occupancy. All expenses, including soft costs, incurred by Owner in connection with the acquisition of said rights-of-way or easements required under the traffic study shall be deemed qualified public infrastructure expenses subject to reimbursement by the City in accordance with the terms of Section 9.8.5 hereof.

9.1.4 Agreed Changes to Complex Design. Notwithstanding anything in this agreement to the contrary, the Parties agree that the Complex shall include, at Owner’s expense, an enclosed stage, an eight-foot (8’) high, opaque barrier along the southern perimeter of the Complex Site, sidewalks along the perimeter of the Complex that are not less than eight feet (8’) wide (as such are depicted on the submitted Site Plan), a sound-attenuating wall attached to that face of the parking garage lying adjacent to the easternmost, internal fire lane from the amphitheater, a redesigned Owner’s Suite (under Section 12.8.2), and a designated Suite (under Section 12.8.1), all as more particularly shown and in substantial conformity with the graphics set forth on Addenda 3-7 attached hereto and made a part hereof by reference. The Parties further agree that the required amount of vehicle parking spaces within the Complex may be constructed with a minimum width of eight feet, nine inches (8’9”) each. In addition, for all street frontages, the landscape buffer shall be a minimum of eight feet, five inches (8’5”), except US75 which shall be a minimum of thirty feet (30’), and a minimum of fifty percent (50%) of the required street trees shall be provided within the landscape buffer, with remaining street trees being provided throughout the Complex. Notwithstanding the foregoing, none of the agreed Complex design elements described in this Section 9.1.4 shall constitute approval of the Site Plan for the Complex.

(c) Appendix A to the Original Agreement is hereby amended as follows:

(i) the following definition of “Deed of Trust” is inserted between the definitions of “Debt” and “Default Rate”:

“Deed of Trust” has the meaning set forth in Section 3.3.2.

(ii) the following definition of “Development Documents” is inserted between the definitions of “Default Rate” and “Dispute or Controversy”:

“Development Documents” has the meaning set forth in the Deed of Trust.

(iii) the definition of “Letter of Credit” is deleted in its entirety.

(iv) the definition of “Operator” is deleted in its entirety and replaced with the following:

“Operator” shall mean the entertainment promoter entity or entities identified in the Operator Agreement, namely, Live Nation Entertainment, Inc., Anschutz Entertainment Group, Inc., Oak View Group, LLC, ASM Global, and/or Opry Entertainment Group/Ryman Hospitality Properties, including approved affiliates thereof.

(v) the definition of “Owner” is deleted in its entirety and replaced with the following:

“Owner” means Venu Holding Corporation, formerly known as Notes Live, Inc., a Colorado corporation, or, as the case may dictate, Sunset Ground at McKinney, LLC.

(d) Exhibit B (Form of Note) to the Original Agreement is deleted in its entirety and replaced with the Form of Note attached hereto as Addendum 8.

ARTICLE II

PROVISIONS OF GENERAL APPLICATION

Section 2.1. Effect of Headings. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

Section 2.2. Capitalized Terms. Capitalized terms used but not defined herein shall have the meaning ascribed to such terms in the Original Agreement.

Section 2.3. Original Agreement in Full Force and Effect. Except to the extent modified by this First Amendment, all provisions of the Original Agreement are hereby confirmed to be in full force and effect.

Section 2.4. Partial Invalidity. If any section of this First Amendment or its application to any Party or circumstance shall be determined by any court of competent jurisdiction to be invalid or unenforceable to any extent, the remainder of this First Amendment or the application of such section to persons or circumstances, other than those as to which it is so determined invalid or enforceable to any extent, shall not be affected thereby, and each section hereof shall be valid and enforceable to the fullest extent permitted by law.

Section 2.5. Governing Law. This First Amendment shall be governed by and construed in accordance with the laws of the State of Texas.

Section 2.6. Counterparts. This First Amendment may be executed in any number of counterparts, each of which when executed and delivered will be deemed an original, and such counterparts shall together constitute one and the same instrument.

Section 2.7. Authorized Signatories. The persons signing this First Amendment are duly authorized to execute it on behalf of the Party they purport to represent, and each Party warrants that it is authorized to execute this First Amendment and to perform its duties hereunder.

Section 2.8. Successors and Assigns. This First Amendment and all terms and conditions contained herein shall inure to the benefit and be binding upon the successors and permitted assigns of the Parties.

[remainder of page intentionally left blank]

EXECUTED in multiple counterparts as of the date first written above.

CITY:

CITY OF MCKINNEY, TEXAS,
a Texas home rule municipal corporation

By:
Name:	Paul G. Grimes
Title:	City Manager

MEDC:

MCKINNEY ECONOMIC DEVELOPMENT
CORPORATION,
a Texas non-profit corporation

By:
Name:	Michael A. Kowski, Jr.
Title:	President and CEO

By:
Name:	Brian S. Loughmiller
Title:	Chairman of the Board

MCDC:

MCKINNEY COMMUNITY DEVELOPMENT
CORPORATION,
a Texas non-profit corporation

By:
Name:	Cindy Schneible
Title:	President

By:
Name:	Angela Richardson-Woods
Title:	Chair of the Board

OWNER:

VENU HOLDING CORPORATION,
successor-by-name-change to Notes Live, Inc.,
a Colorado corporation

By:
Name:	JW Roth
Title:	Chairman and CEO

LIST OF ADDENDA

Addendum 1 Form of Deed of Trust

Addendum 2 Form of Personal Guaranty

Addendum 3 Preliminary Elevations and Sections

Addendum 4 City of McKinney Owner Suite

Addendum 5 10’ Sidewalk and Garage Soundwall

Addendum 6 BOH Privacy Fence

Addendum 7 Owners Club Location

Addendum 8 Form of Note

ADDENDUM 1
TO
FIRST AMENDMENT TO CHAPTER 380, GRANT, AND DEVELOPMENT
AGREEMENT

Form of Deed of Trust

ADDENDUM 2
TO
FIRST AMENDMENT TO CHAPTER 380, GRANT, AND DEVELOPMENT
AGREEMENT

Form of Personal Guaranty

PERSONAL GUARANTY

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and to induce MCKINNEY ECONOMIC DEVELOPMENT CORPORATION, a Type A, non-profit development corporation created and existing under the laws of the State of Texas (herein, with its participants, successors and assigns, called “Lender”), at its option, at any time or from time to time to make loans or extend other accommodations to or for the account of VENU HOLDING CORPORATION, a Colorado corporation (herein called “Borrower”) or to engage in any other transactions with Borrower, the Undersigned, jointly and severally, hereby absolutely and unconditionally guarantees to the Lender the full and prompt payment and performance when due, whether at maturity or earlier by reason of acceleration or otherwise, of the debts, liabilities and obligations evidenced by that certain promissory note of even date from Borrower in favor of Lender in the original principle amount of $25,000,000 (hereinafter referred to as the “Indebtedness”).

The Undersigned acknowledges and agrees with the Lender that:

1. No act or thing need occur to establish the liability of the Undersigned hereunder, and no act or thing, except full payment and discharge of all Indebtedness, shall in any way exonerate the Undersigned or modify, reduce, limit or release the liability of the Undersigned hereunder.

2. The Undersigned represents and warrants to the Lender that the Undersigned has a direct and substantial economic interest in Borrower and expects to derive substantial benefits therefrom and from any loans and financial accommodations resulting in the creation of Indebtedness guaranteed hereby, and that this guaranty is given for a corporate purpose. The Lender may rely conclusively on a continuing warranty, hereby made, that the Undersigned continues to be benefited by this guaranty and the Lender shall have no duty to inquire into or confirm the receipt of any such benefits, and this guaranty shall be effective and enforceable by the Lender without regard to the receipt, nature or value of any such benefits.

3. If the Undersigned voluntarily commences or there is commenced involuntarily against the Undersigned a case under the United States Bankruptcy Code, the full amount of all Indebtedness, whether due and payable or unmatured, shall be immediately due and payable without demand or notice thereof.

4. The liability of the Undersigned hereunder shall be liable for all Indebtedness, without any limitation as to amount or percentage, plus accrued interest thereon and all attorneys’ fees, collection costs and enforcement expenses referable thereto. Indebtedness may be created and continued in any amount, whether or not in excess of such principal amount, without affecting or impairing the liability of the Undersigned hereunder. The Lender may apply any sums received by or available to the Lender on account of the Indebtedness from Borrower or any other person out of any collateral security or from any other source to payment of the excess in any order or manner as determined by Lender. Such application of receipts shall not reduce, affect or impair the liability of the Undersigned hereunder.

5. The Undersigned will pay or reimburse the Lender for all costs and expenses (including reasonable attorneys’ fees and legal expenses) incurred by the Lender in connection with the protection, defense or enforcement of this guaranty in any litigation or bankruptcy or insolvency proceedings.

IN WITNESS WHEREOF, this guaranty has been duly executed by the Undersigned on this ______ day of _________________________, 2024.

J.W. Roth, individually

Kevin O’Neil, individually

“Undersigned” shall refer to all persons who sign this Guaranty, individually and jointly.

ADDENDUM 3

TO

FIRST AMENDMENT TO CHAPTER 380, GRANT, AND DEVELOPMENT AGREEMENT

Preliminary Elevations and Sections

ADDENDUM 4

TO

FIRST AMENDMENT TO CHAPTER 380, GRANT, AND DEVELOPMENT AGREEMENT

City of McKinney Owner Suite

ADDENDUM 5

TO

FIRST AMENDMENT TO CHAPTER 380, GRANT, AND DEVELOPMENT AGREEMENT

10’ Sidewalk and Garage Soundwall

SUNSET AMPHITHEATER SITE DATA TABLE
VICINITY MAP
SITE
GMcivil
Engineering & Surveying
SITE PLAN
SUNSET AMPHITHEATER

ADDENDUM 6

TO

FIRST AMENDMENT TO CHAPTER 380, GRANT, AND DEVELOPMENT AGREEMENT

BOH Privacy Fence

ADDENDUM 7

TO

FIRST AMENDMENT TO CHAPTER 380, GRANT, AND DEVELOPMENT AGREEMENT

Owners Club Location

ADDENDUM 8

TO

FIRST AMENDMENT TO CHAPTER 380, GRANT, AND DEVELOPMENT
AGREEMENT

Form of Note

PROMISSORY NOTE
Collin County, Texas

$25,000,000.00	2024

For value received, VENU HOLDING CORPORATION, FORMERLY KNOWN AS NOTES LIVE, INC., a Colorado corporation, as principal (“Borrower”), promises to pay to the order of MCKINNEY ECONOMIC DEVELOPMENT CORPORATION, a Type A, non-profit development corporation creating and existing under the laws of the State of Texas (“Lender”), at 7300 SH 121 SB Suite 200, McKinney, Texas 75070, or at such other address as Lender shall from time to time specify in writing, the maximum sum of TWENTY-FIVE MILLION AND NO/100 DOLLARS ($25,000,000.00), or such lesser amount of loans and advances (collectively, the “Loan”) as may be made pursuant to this Promissory Note (the “Note”), in legal and lawful money of the United States of America, with interest on the outstanding principal from the date advanced until paid at the rate set out below. Interest shall be computed on a per annum basis of a year of 360 days and for the actual number of days elapsed, unless such calculation would result in a rate greater than the highest rate permitted by applicable law, in which case interest shall be computed on a per annum basis of a year of 365 days or 366 days in a leap year, as the case may be. The aggregate amount of principal to be advanced hereunder shall not exceed the amount first stated above. Capitalized terms used but not otherwise defined herein have the respective meanings set forth in the “Chapter 380, Grant, and Development Agreement by and among City of McKinney, Texas, McKinney Economic Development Corporation, McKinney Community Development Corporation, as City Parties, and Notes Live, Inc., as Owner,” dated as of April 16, 2024, as amended by the “First Amendment to Chapter 380, Grant, and Development Agreement by and among City of McKinney, Texas, McKinney Economic Development Corporation, McKinney Community Development Corporation, as City Parties, and Venu Holding Corporation, successor-by-name-change to Notes Live, Inc., as Owner,” dated as of October 15, 2024 (together, the “Development Agreement”), and this Note is subject to all of the terms, benefits and provisions of, and is the Note referred to in, such Development Agreement.

1. Payment Terms.

(a) The outstanding principal amount, remaining unpaid, of this Note shall be due and payable to Lender on or before that date which is thirty (30) days following the earlier of (x) Borrower’s receipt of a TCO (as such term is defined in the Development Agreement), or (y) the occurrence of an Owner Default (as such term is defined in the Development Agreement) or Borrower default (collectively, the “Maturity Date”).

(b) On the Maturity Date, the outstanding unpaid principal balance hereof, and all accrued interest then remaining unpaid, if any, shall then be due and payable. Interest hereunder shall be calculated on the unpaid principal each day principal is outstanding and all payments made credited as follows: (i) first, to any collection or other costs to which Lender is entitled hereunder or under the Development Agreement, Deed of Trust, or Development Documents, (ii) second, to the discharge of the unpaid interest accrued, and (iii) third, to the reduction of the outstanding unpaid principal.

2. Interest Rate. Interest on the outstanding and unpaid principal balance hereof shall be computed at a per annum rate equal to zero percent (0.00%) per annum (the “Note Rate”).

3. Default Rate. For so long as any Event of Default has occurred and is continuing under this Note or under the Development Agreement, Deed of Trust, or Development Documents, regardless of whether or not there has been an acceleration of the indebtedness evidenced by this Note, and at all times after the maturity of the indebtedness evidenced by this Note (whether by acceleration or otherwise), and in addition to all other rights and remedies of Lender hereunder, interest shall accrue on the outstanding unpaid principal amount hereof (and on such other amounts as are due and owing and expressly stated, in the Development Agreement, Deed of Trust, and Development Documents, to bear interest at the Default Rate, as hereinafter defined) at the highest rate permitted by Applicable Law (as hereinafter defined) (the “Default Rate”), but in no event in excess of the highest rate permitted by Applicable Law, and such accrued interest shall be immediately due and payable. Borrower acknowledges that it would be extremely difficult or impracticable to determine Lender’s actual damages resulting from any Event of Default, and such accrued interest is a reasonable estimate of those damages and does not constitute a penalty.

4. Payments. All payments and prepayments of principal or interest on this Note shall be made in lawful money of the United States of America in immediately available funds, at the address of Lender indicated above, or such other place as the holder of this Note shall designate in writing to Borrower. If any payment of principal or interest on this Note shall become due on a day which is not a Business Day (as hereinafter defined), such payment shall be made on the next succeeding Business Day, and any such extension of time shall be included in computing interest in connection with such payment. The books and records of Lender shall be prima facie evidence of all outstanding principal of and accrued and unpaid interest on this Note. “Business Day” means a day other than a Saturday, Sunday or a day on which commercial banks in the State of Texas are authorized to be closed or are in fact are closed.

5. Prepayment. Borrower reserves the right to prepay, prior to the Maturity Date, all or any part of the principal of this Note without penalty. Any prepayments shall be applied first to accrued interest and then to principal. Borrower will provide written notice to the holder of this Note of any such prepayment of all or any part of the principal at the time thereof. All payments and prepayments of principal or interest on this Note shall be made in lawful money of the United States of America in immediately available funds, at the address of Lender indicated above, or such other place as the holder of this Note shall designate in writing to Borrower.

6. Default. Upon the occurrence and continuance of an event of default under this Note, the Development Agreement, the Deed of Trust, or the Development Documents, the holder of this Note may, without further notice or demand, (a) declare the outstanding principal balance of and accrued but unpaid interest on this Note at once due and payable, (b) refuse to advance any additional amounts under this Note, (c) foreclose all liens securing payment hereof, (d) pursue any and all other rights, remedies and recourses available to the holder hereof, including but not limited to any such rights, remedies or recourses under the Development Agreement, Deed of Trust, and Development Documents, at law or in equity, or (e) exercise any combination of the foregoing; and in the event default is made in the prompt payment of this Note when due or declared due, and the same is placed in the hands of an attorney for collection, or suit is brought on same, or the same is collected through probate, bankruptcy or other judicial proceedings, then the Borrower agrees and promises to pay all costs of collection, including without limitation reasonable attorneys’ fees.

7. No Usury Intended; Usury Savings Clause. It is the intent of Lender and Borrower in the execution and performance of this Note to remain in strict compliance with Applicable Law from time to time in effect. In furtherance thereof, Lender and Borrower stipulate and agree that none of the terms and provisions contained in this Note shall ever be construed to create a contract to pay, for the use, forbearance or detention of money, (i) interest at a rate or in an amount in excess of the highest lawful rate permitted by Applicable Law (the “Maximum Rate”), or (ii) an amount of interest in excess of that permitted to be charged under Applicable Law. For purposes of this Note, “interest” shall include the aggregate of all charges which constitute interest under Applicable Law that are contracted for, charged, reserved, received or paid under this Note. In no event shall interest contracted for, charged or received hereunder, plus any other charges in connection herewith which constitute interest, exceed the maximum interest permitted by Applicable Law. The amounts of such interest or other charges previously paid to the holder of the Note in excess of the amounts permitted by Applicable Law shall be applied by the holder of the Note to reduce the principal of the indebtedness evidenced by the Note, or, at the option of the holder of the Note, be refunded. To the extent permitted by Applicable Law, determination of the legal maximum amount of interest shall at all times be made by amortizing, prorating, allocating and spreading in equal parts during the period of the full stated term of the Loan and indebtedness, all interest at any time contracted for, charged or received from the Borrower hereof in connection with the Loan and indebtedness evidenced hereby, so that the actual rate of interest on account of such indebtedness is uniform throughout the tom hereof. For purposes of this Note, “Applicable Law” shall mean the law in effect from time to time and applicable to the transactions between Lender and Borrower pursuant to this Note which lawfully permits the charging and collection of the highest permissible lawful non-usurious rate of interest on such transactions, including laws of the State of Texas, and to the extent controlling and providing for a higher lawful rate of interest, laws of the United States of America. It is intended that the Texas Finance Code (subject to Section 11 of this Note) shall be included in the laws of the State of Texas in determining Applicable Law.

8. Security. The holder of this Note is entitled to the benefits and security provided in the Development Agreement, the Deed of Trust, and the Development Documents.

9. Joint and Several Liability; Waiver. Each maker, signer, surety and endorser hereof, as well as all heirs, successors and legal representatives of said parties, shall be directly and primarily, jointly and severally, liable for the payment of all indebtedness hereunder. Lender may release or modify the obligations of any of the foregoing persons or entities, or guarantors hereof, in connection with this Note without affecting the obligations of the others. Subject to any applicable notice and cure provisions contained in the Development Agreement and Deed of Trust, with respect to any Default or Event of Default, all such persons or entities expressly waive presentment and demand for payment, notice of default, notice of intent to accelerate maturity, notice of acceleration of maturity, protest, notice of protest, notice of dishonor, and all other notices and demands for which waiver is not prohibited by law, and diligence in the collection hereof; and agree to all renewals, extensions, indulgences, partial payments, releases or exchanges of collateral, or taking of additional collateral, with or without notice, before or after maturity. No delay or omission of Lender in exercising any right hereunder shall be a waiver of such right or any other right under this Note, the Deed of Trust, or the Development Documents.

10. Texas Finance Code. In no event shall Chapter 346 of the Texas Finance Code (which regulates certain revolving loan accounts and revolving tri-party accounts) apply to this Note. To the extent that Chapter 303 of the Texas Finance Code is applicable to this Note, the “weekly ceiling” specified in such article is the applicable ceiling; provided that, if any applicable law permits greater interest, the law permitting the greatest interest shall apply.

11. Governing Law: Venue. This Note is being executed and delivered, and is intended to be performed in the State of Texas. Except to the extent that the laws of the United States may apply to the terms hereof, the substantive laws of the State of Texas (without regard to conflicts of laws principles) shall govern the validity, construction, enforcement and interpretation of this Note. In the event of a dispute involving this Note or any other instruments executed in connection herewith, the undersigned irrevocably agrees that venue for such dispute shall lie in any court of competent jurisdiction in Collin County, Texas.

12. Purpose of Loan. Borrower agrees that no advances under this Note shall be used for personal, family or household purposes, and that all advances hereunder shall be used solely for business, commercial, investment, or other similar purposes.

13. Captions. The captions in this Note are inserted for convenience only and are not to be used to limit the terms herein.

[Signature on the following page]

SIGNATURE PAGE TO
PROMISSORY NOTE

Collin County, Texas

BORROWER:

VENU HOLDING CORPORATION,
FORMERLY KNOWN AS NOTES LIVE, INC., a Colorado corporation

By:
Name:	JW Roth
Title:	Chairman and CEO